UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 17, 2012

Date of Report (Date of earliest event reported)

RENASANT CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi	001-13253	64-0676974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Troy Street, Tupelo, Mississippi 38804-4827

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (662) 680-1001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2012, the Board of Directors of Renasant Corporation (the “Board”)(the “Company”) adopted an amendment to the Company’s Deferred Stock Unit Plan (“DSU Plan”), as more fully described below.

The DSU Plan permits executive officers, directors, managers, and other key employees to voluntarily defer compensation; deferred amounts are applied to the acquisition of units, each such unit representing a share of the Company’s $5.00 par value per share common stock (“Common Stock”). The number of units so acquired is based upon the per share fair market value of Common Stock. Units are credited to a bookkeeping account and distributed at the end of each deferral period, generally upon separation from service, death or disability. Distributions are made in the form of Common Stock.

An aggregate of 67,500 shares of Common Stock was originally reserved for issuance under the DSU Plan, as adjusted for the Company’s stock splits on December 1, 2003 and August 28, 2006. An additional 100,000 shares were reserved for issuance thereunder, effective as of June 5, 2007. Amendment No. 4 to the DSU Plan, effective as of January 17, 2012, reserves an additional 150,000 shares of Common Stock, resulting in an aggregate of 317,500 shares of Common Stock reserved for issuance under the plan.

The amendment to the DSU Plan is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Amendment No. 4 to the Renasant Corporation Deferred Stock Unit Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION

Date: January 23, 2012	By:	/s/ E. Robinson McGraw
E. Robinson McGraw, Chairman,
President and Chief Executive Officer